Exhibit 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of SLS International, Inc., of our report dated March 12, 2004 relating to the consolidated financial statements of SLS International, Inc., as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 appearing in such Prospectus. We also consent to the references to us under the heading "Experts" in the Prospectus.


/s/ Weaver & Martin, LLC

Weaver & Martin, LLC
Certified Public Accountants
Kansas City, Missouri
June 18, 2004